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                                                               EXHIBIT 23.1(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated May 10, 1996 accompanying the financial statements and financial schedule of AMSCO Sterile Recoveries, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                           GRANT THORNTON LLP

Tampa, Florida
July 17, 1996